Press Release - Exhibit 99.1

BioSyntech Receives Funding from Business

Development Bank of Canada

LAVAL,  Quebec--(BUSINESS  WIRE)--June 28,  2002--BioSyntech Inc. (OTCBB: BYSI -
News),  a developer of tissue  repair  therapies  and  innovative  drug delivery vehicles,  today  announced  the  receipt  of  the  funds  associated  with  the debt/equity financing announced April 3, 2002.

The Company has received the $2.5 million  (Canadian) as per the agreement  with
BDC Venture  Capital,  a division  of the  Business  Development  Bank of Canada
(BDC). The $2.5 million financing, along with the $1.2 million (Canadian) credit facility being  negotiated  with a major  chartered  bank in Canada,  and the $1 million (Canadian) in the Company's reserves,  is expected to provide sufficient financing to allow operations well past the end of calendar 2003.

Dr. Amine Selmani, BioSyntech's chief executive officer, commented. "Our capital structure has been dramatically improved in the last 90 days, and BioSyntech now stands  well-positioned  to bring its  products  to market,  first in Europe and subsequently  in North  America.  I am  confident  that in 2003 we can  bring to market our more  advanced  products,  such as  BST-InPod(TM)  early 2003 with an estimated  market size of well over 130 million  patients and  BST-Fill(TM)  mid
2003 with a  projected  market  size in excess of 12 Million  patients.  We will
simultaneously   accelerate  the  clinical   development  of  other  BST-Gel(TM)
promising formulations such as BST-CarGel(TM) and the drug delivery therapies in various cancer treatment, both in Canada and in Europe.

This  financing  will  provide  the  necessary  funds to  operate  through  that timeframe and to begin the marketing of our products at that time."

About Business Development Bank of Canada (BDC)

"BDC Venture  Capital is a major venture capital  investor in Canada,  active at every stage of the company's development cycle, from start-up through expansion, with a focus on technology-based  businesses that have high growth potential and that are positioned to become  dominant  players in their  markets.  BDC Venture
Capital has been involved in venture capital since 1975 and has to date invested in more than 400 different companies.

It currently  manages over $350 million in venture  capital assets and more than
80% of its  portfolio  is  invested in the areas of  biotechnology,  medical and
health  related  technology,  telecommunications,   information  technology  and
electronics."

About BioSyntech

BioSyntech Inc. is an ISO 9001:2000  certified,  advanced  biomaterials  company specializing  in tissue  repair and in the  delivery  of  therapeutic  products.
BioSyntech is composed of two operating divisions: tissue repair and therapeutic
delivery.  The  Company's  patented  platform  technology   BST-Gel(TM),   is  a
multifunctional  injectable  thermo-sensitive and self-forming hydrogel that can be used for tissue repair or for targeted delivery of therapeutic agents.  These

biomaterials  are  biocompatible,   biodegradable,  muco  adhesive  and  provide
significant  advantages  in  specialized  medical  fields  including,  Oncology,
Orthopedics, Rheumatology,  Reconstructive Surgery, Tissue Engineering, Vaccines
and  many  other   therapeutic   areas.   For  additional   information,   visit
www.biosyntech.com.

This press release contains certain "forward-looking"  statements, as defined in the United States Private Securities  Litigation Reform Act of 1995 that involve a number  of risks  and  uncertainties.  There  can be no  assurance  that  such statements  will prove to be accurate and the actual  results and future  events could differ materially from management's current expectations.  Potential risks and uncertainties  include  timeframes and expectations for completing  clinical trial research,  receiving  positive  results from the various  clinical trials, submitting  results to various  regulatory  authorities,  receiving approval for products and successfully marketing products to potential customers. These risks and factors are detailed from time to time in the company's SEC filings.

Contact:

BioSyntech Inc.
Alain Geahchan, 503/968-1600 or Cell: 514/232-2213
geahchan@biosyntech.com
or RCG Capital Markets Group, Inc.
Retail: Michael Bailey and Frank Perri, 480/675-0400
or Media: Jeff Stanlis, 480/675-0400